Exhibit 99.3

Spine Business of Disc-O-Tech Medical Technologies Ltd.

Statements of Revenues and Direct Operating Expenses

For the years ended December 31, 2004 and 2005 and for the nine months ended September 30, 2005 and 2006

Contents	Page
Report of Independent Auditors	2
Statements of Revenues and Direct Operating Expenses	3
Notes to the Statements of Revenues and Direct Operating Expenses	4

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of

Disc-O-Tech Medical Technologies Ltd.

We have audited the accompanying statements of revenues and direct operating expenses of the business to be sold by Disc-O-Tech Medical Technologies Ltd. (the “Spine Business”) to Kyphon Inc. for the years ended December 31, 2004, and 2005. These statements are the responsibility of Disc-O-Tech Medical Technologies Ltd.’s management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America and with auditing standards generally accepted in Israel, including those prescribed by the Israeli Auditors (Mode of Performance) Regulations, 1973. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K/A of Kyphon Inc. as described in Note 3 and are not intended to be a complete presentation as if the Spine Business has operated as a separate stand-alone entity.

In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Spine Business as described in Note 3 of the Spine Business for the years ended December 31, 2004 and 2005.

Tel-Aviv, Israel	Kesselman & Kesselman
January 26, 2007	Certified Public Accountants (Israel)

SPINE BUSINESS OF DISC-O-TECH MEDICAL TECHNOLOGIES LTD.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(in thousands of US Dollars)

	Year Ended December 31,		Nine Months Ended September 30,
	2004	2005	2005	2006
			(Unaudited)
Revenues	$6,728	$8,378	$6,484	$4,128
Cost of Revenues	2,420	2,784	2,198	1,834

Gross Profit	4,308	5,594	4,286	2,294
Direct Operating Expenses:
Research and Development	1,540	1,742	1,485	1,759
Sales and Marketing	1,702	1,918	1,540	527
General and Administrative	1,119	1,526	1,386	14

Total Direct Operating Expenses	4,361	5,186	4,411	2,300

Excess (Deficiency) of Revenues Over Cost of Revenues and Direct Operating Expenses	$(53)	$408	$(125)	$(6)

The accompanying notes are an integral part of these statements

SPINE BUSINESS OF DISC-O-TECH MEDICAL TECHNOLOGIES LTD.

Notes to the Statements of

Revenues and Direct Operating Expenses

Note 1 - The Acquisition

On December 20, 2006, Kyphon Inc. (“Kyphon”), Disc-O-Tech Medical Technologies Ltd., an Israeli company (“Disc-O-Tech”), and Discotech Orthopedic Technologies Inc., a Delaware corporation and wholly owned subsidiary of Disc-O-Tech (together with Disc-O-Tech, the “Seller Parties”), entered into two Asset Purchase Agreements (collectively the “Purchase Agreements”) pursuant to which Kyphon committed to acquire certain intangible assets and rights relating to spinal disease states or disorders, including intellectual property rights and contract rights of the Seller Parties for an aggregate amount of up to $220,000,000. Upon the signing of the first of the Purchase Agreements (the “Non-Vertebroplasty Purchase Agreement”), which relates principally to the Seller Parties’ B-Twin and SKy product lines, Kyphon paid the Seller Parties approximately $60,000,000, including $20,000,000 in cash and $40,000,000 that was held in escrow. Upon the earlier of February 1, 2007 and the closing of the Non-Vertebroplasty Purchase Agreement, Kyphon will pay the Seller Parties $40,000,000 in cash. Under the second of the Purchase Agreements (the “Vertebroplasty Purchase Agreement”), which relates to the Seller Parties’ Confidence product line, Kyphon will pay the Seller Parties an aggregate amount of $120,000,000 in cash, for which consideration is payable in three equal installments of $40,000,000 in each of January 2008, January 2009 and January 2010. Completion of the transactions under the Purchase Agreements is subject to various conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the absence of any court order or law that prohibits, restrains or makes illegal the transactions under the Purchase Agreements.

Note 2 - General

Disc-O-Tech was incorporated and commenced its operations in 1998. Disc-O-Tech is engaged in the designing, developing, manufacturing and marketing of implantable devices for minimal invasive surgeries in two primary lines of business, namely spinal conditions and trauma (i.e. bone fractures). The Purchase Agreements relate to the first line of business (the “Spine Business”), and will include certain intangible assets and rights relating to spinal disease states or disorders, including intellectual property rights and contract rights. The acquisition will exclude cash, accounts receivable, inventory, fixtures and equipment and other tangible assets of the Seller Parties. The acquisition also will not include the assumption of liabilities of the Seller Parties, other than contractual liabilities relating to the intellectual property rights and the contract rights assumed. No employees of the Seller Parties will be offered positions with Kyphon.

Note 3 - Basis of Presentation

Historically, the Spine Business was not operated as a separate entity, but was an integrated part of Disc-O-Tech’s consolidated business. Accordingly, financial statements have not previously been prepared for the Spine Business. The Spine Business meets the description of a business as presented in Rule 11-01(d) of Regulation S-X.

The accompanying Statements of Revenues and Direct Operating Expenses have been derived from the historical records of Disc-O-Tech, including allocations of certain expenses directly attributable to the operation of the Spine Business. As a result, these statements may not be indicative of the operating results of the Spine Business had the Business been operated as a separate, stand-alone entity. Management of Disc-O-Tech believes the methodologies used to allocate cost and expenses to the Spine Business are reasonable and represent appropriate methods of determining the cost and expenses attributable.

Accounting systems (e.g. payroll, employee benefits, accounts receivable, accounts payable, and fixed assets) used by Disc-O-Tech to account for and record financial transactions were not designed to track assets/liabilities and cash receipts/payments on a specific division basis. Interest and Disc-O-Tech corporate expenses related to selling, general or administrative services or infrastructure or other types of support services provided by Disc-O-Tech have been omitted from inclusion within direct operating expenses. These costs would have historically been allocated from Disc-O-Tech to the Spine Business for the periods presented. Since the Spine Business was not a separate entity, Disc-O-Tech had never segregated such operating cost information related to the Spine Business for financial reporting purposes. Since these costs were not separately allocated to the Spine Business, any attempt to arbitrarily allocate such costs, would not result in a reliable estimate of what these costs would actually have been had the Spine Business operated historically as a stand-alone entity. Accordingly, it is not practicable to isolate or reasonably allocate such Disc-O-Tech costs to the Spine Business, as it would not produce allocations that would be indicative of the Spine Business’s historical performance. As such, full financial statements presenting the Spine Business financial position, results of operations, and its cash flows in conformity with accounting principles generally accepted in the United States of America cannot be provided without unreasonable effort and expense. Management believes the omission of the full statements and other financial information would not have a material impact on the reader’s understanding of the financial results, financial condition or related trends. As such, complete financial statements were not prepared, as the Spine Business was not maintained as a separate reporting unit.

Most of the Spine Business revenues were conducted in U.S. dollars, and a substantial portion of the Spine Business costs incurred in U.S. dollars. Accordingly, the Spine Business has determined the U.S. dollar as the currency of its primary economic environment of the Spine Business and thus its functional and reporting currency. Gains and losses on foreign currency transactions are included in non-operating income and expense of Disc-O-Tech and have not been allocated to the Spine Business.

The Statements of Revenues and Direct Operating Expenses include the revenues, the cost of revenues and operating expenses directly attributable to the research and development, sales, marketing and administration comprising the Spine Business. Revenues and cost of revenues of the Spine Business were isolated on specific basis. Other direct expenses include specific costs as well as an allocation of certain direct costs attributable to the Spine Business. Management believes that the allocations are reasonable; however, these allocated expenses are not necessarily indicative of costs that would be incurred on a stand-alone basis due to economies of scale, differences in management judgment, a requirement for more or fewer employees, or other factors. Future results of operations and financial position could differ materially from the historical amounts presented herein. The Statements of Revenues and Direct Operating expenses do not include corporate overhead, interest income, income taxes or any other indirect expenses not noted above, as they are not directly associated with the operations of the Spine Business.

SPINE BUSINESS OF DISC-O-TECH MEDICAL TECHNOLOGIES LTD.

Notes to the Statements of

Revenues and Direct Operating Expenses

Note 4 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of these statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the statements and accompanying disclosures. Actual results could differ from these estimates. Also, as discussed in Note 3, the Statements of Revenues and Direct Operating Expenses include allocations and estimates that are not necessarily indicative of the revenues, costs and expenses that would have resulted if the Spine Business had been operated as a stand-alone entity.

Interim statements

Revenues and Direct Operating Expenses for the interim periods ended September 30, 2006 and 2005 are not necessarily indicative of the results that may be expected for the full year.

Consolidation

The statements include the accounts of the Spine Business of Disc-O-Tech Medical Technologies Ltd. and its wholly-owned subsidiaries, on a consolidated basis:

Discotech Medical Technologies GmbH (registered in Germany, which discontinued its operations in the Spine Business in October 2005); and

Discotech Orthopaedic Technologies, Inc. (registered in the United States). All intercompany balances and transactions have been eliminated.

Revenue Recognition

Revenues are accounted under the provisions of Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition in Financial Statements.” Under the provisions of SAB No. 104, Disc-O-Tech recognizes revenues from sales of products when persuasive evidence of an arrangement exists, delivery of the product has occurred and the company has no remaining significant obligations, the selling price is fixed or determinable and the collectibility is reasonably assured. A provision for customer incentives, discounts, sales returns and allowances is recorded at the time of sale.

Cost of Revenues

Cost of revenues consists primarily of direct cost incurred in the manufacture of the products as well as allocated manufacturing cost of the products such as production overhead (rent, maintenance, depreciation).

Expenses for transportation of products to customers are recorded as a component of cost of revenues.

Direct Operating Expenses

Certain operating expenses, including certain legal costs, patent costs, professional fees and selling commissions are specifically identifiable direct operating costs of the Spine Business. Other costs, mainly payroll, office rent expense and administrative expenses, are allocated based on management’s estimates of resources utilized.

Operating expenses consisted of the following categories:

Direct research and development consists of costs related to research, engineering and development of new intellectual property and are expensed as incurred. Direct research and development costs include payroll and benefits for research and development employees, materials, rent, depreciation and professional fees to consultants and payments to sub-contractors.

Direct sales and marketing costs are expensed as incurred. Direct sales and marketing expenses include payroll and benefits for sale and marketing employees and commissions to agents and distributors.

Direct general and administrative costs are expensed as incurred. Direct general and administrative expenses include mainly professional and legal fees and allowance for doubtful debts. Corporate general and administrative expenses, including payroll and rent, are not included among direct expenses. Refer to Note 7 for a more detailed discussion of direct legal fees relating to the Spine Business.

SPINE BUSINESS OF DISC-O-TECH MEDICAL TECHNOLOGIES LTD.

Notes to the Statements of

Revenues and Direct Operating Expenses

Note 5 - Commitments

In February 2006, Disc-O-Tech entered into a commitment to pay royalties for the use of technology at a rate of 4% of the net sales of a certain spine-related product up to cumulative net sales of $50,000,000 (payable up to $2,000,000). In addition, Disc-O-Tech is obligated to pay an amount equal to $400,000 if, among other things, Disc-O-Tech sells its Spine Business. Under the terms of the Purchase Agreements Kyphon will assume this commitment, including the payment obligation of $400,000 upon the closing of the Purchase Agreements.

Disc-O-Tech leases its facilities under a non-cancelable operating lease agreement in Israel, which expires in June 30, 2010. The obligations under the lease agreement are not included in the Purchase Agreements. Rent expenses allocated to the Spine Business and included in the Statements of Revenues and Direct Operating Expenses for the years ended December 31, 2004 and 2005 and for the nine months ended September 30, 2005 and 2006 are $103,000, $127,000, $101,000 (unaudited) and $73,000 (unaudited), respectively.

Note 6 - Geographic Revenues and Significant Customers

Geographic Revenues

Following is the Spine Business revenues attributed to geographical regions, based on customer locations:

	Year Ended December 31,		Nine Months Ended September 30,
	2004	2005	2005	2006
			(Unaudited)
	(in thousands)		(in thousands)
The U.S.A. and Canada	$971	$1,223	$1,221	$253
Germany	1,697	2,568	2,184	686
Italy	602	683	515	586
Spain	789	223	196	322
Rest of Europe	1,986	2,686	1,652	1,280
China	68	512	381	453
Other	615	483	335	548

	$6,728	$8,378	$6,484	$4,128

Major Customers

A summary of the Spine Business customers that represents 10% or more of revenues is as follows:

	Year Ended December 31,		Nine Months Ended September 30,
	2004	2005	2005	2006
			(Unaudited)
Customer A	12%	3%	3%	8%
Customer B	9%	8%	8%	14%
Customer C	0%	13%	11%	17%
Customer D	1%	6%	6%	11%

Note 7 - General and Administrative Expenses

General and Administrative expenses include expenses related to litigation conducted in the United States of America between Kyphon and Disc-O-Tech. Kyphon filed suit in the United States District Court in Delaware and in the International Trade Commission (“ITC”) in Washington, D.C. In the ITC proceeding in September 2004, the ITC entered an Order barring Disc-O-Tech from all further importation of its SKy Bone Expander device into the United States and from engaging in any further sales activities and uses of such imported products, thereby terminating the ITC proceeding in Kyphon’s favor. In June 2005, the Delaware District court entered a Consent Judgment permanently enjoining Disc-O-Tech from further infringing Kyphon’s patent rights with its SKy Bone Expander device or products not colorably different from the SKy Bone Expander, which took effect on July 22, 2005. This Consent Judgment bars further importation or selling of Disc-O-Tech’s SKy Bone Expander device or colorable variations of that device for performing kyphoplasty in the US market. This concluded the litigation without the possibility of further trial or appeal. Total expenses related to this litigation for the years ended December 31, 2004 and 2005 were $1,104,000 and $1,490,000, respectively, and were $0 (unaudited) and $1,368,000 (unaudited) for the nine months ended September 30, 2006 and 2005, respectively.

SPINE BUSINESS OF DISC-O-TECH MEDICAL TECHNOLOGIES LTD.

Notes to the Statements of

Revenues and Direct Operating Expenses

Note 8 - Depreciation Expenses

Depreciation expenses allocated to the Spine Business and included in the Statements of Revenues and Direct Operating Expenses for the years ended December 31, 2004 and 2005 are $22,000 and $27,000 and for the nine months ended September 30, 2005 and 2006 are $23,000 (unaudited) and $28,000 (unaudited), respectively.

Note 9 - Transactions with Related Parties

Transactions with related parties allocated to the Spine Business are as follows:

	Year Ended December 31,		Nine Months Ended September 30,
	2004	2005	2005	2006
			(Unaudited)
	(in thousands)		(in thousands)
Rental Fees	$0	$82	$56	$73
Consulting Fees	$173	$226	$169	$182

Note 10 - Newly Issued and Recently Adopted Accounting Standards

In December 2004 the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share Based Payment” (“SFAS No. 123 (R)”). SFAS No. 123 (R) addresses the accounting for share based payments to employees, including grants of employees stock options. Under the new standard, companies will no longer be able to account for share based compensation transactions using the intrinsic value method in accordance APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB Opinion No. 25”). Instead, companies are required to account for such transactions using a fair value method and recognize the expense in their results. SFAS No. 123 (R) and related FASB Staff Positions became effective for Disc-O-Tech on January 1, 2006. Prior to January 1, 2006, Disc-O-Tech accounted for employee stock based compensation in accordance with APB Opinion No. 25 and related interpretations. Disc-O-Tech did not present a pro-forma disclosure under SFAS No. 123 due to immateriality. Stock-based compensation to non-employees is accounted for under the provisions of SFAS 123.

Upon the adoption of SFAS No. 123(R), Disc-O-Tech applied the modified prospective application transition method, as permitted by SFAS No. 123(R). Under such transition method, upon the adoption of SFAS No. 123(R), Disc-O-Tech’s financial statements for periods prior to the effective date of SFAS No. 123(R) were not restated.

The adoption of SFAS No. 123(R) did not have a material effect on the operations of the Spine Business.

Stock based compensation expenses allocated to the Spine Business and included in the Statements of Revenues and Direct Operating Expenses for the years ended December 31, 2004 and 2005 and for the nine months ended September 30, 2005 and 2006 are $16,000, $17,000, $13,000 (unaudited) and $0 (unaudited), respectively.

In May 2005 the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections – a Replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS No. 154”). SFAS No. 154 requires retrospective application as the required method for reporting a change in accounting principle, unless impracticable or unless a pronouncement includes alternative transition provisions. SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long lived, non-financial assets be accounted for as a change in accounting estimates effected by a change in accounting principles. This statement carries forward the guidance APB No. 20, “Accounting Changes”, for the reporting of a correction of an error and a change in accounting estimates. SFAS No. 154 became effective for Disc-O-Tech on January 1, 2006 and did not have a material effect on the Spine Business financial statements.

Note 11 - Subsequent Event

On December 10, 2006, Disc-O-Tech’s shareholders approved a special resolution to voluntarily wind up Disc-O-Tech pursuant to Section 319(2) of the Israeli Companies Ordinance [New Version], 1983, and in accordance with all laws and regulations applicable to Disc-O-Tech, in anticipation of the contemplated sale of the Spine Business.